CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Informatio\n - Independent Auditors" and "Financial Statements and Report of Independent Auditors" and to the use of our report dated September 12, 2003, (except for Note I, as to which the date is October 9, 2003) which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-26229 and 811-08201) of AllianceBernstein Greater China '97 Fund, Inc.






                                 ERNST & YOUNG LLP


New York, New York
October 27, 2003